UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 23, 2007


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                           93-0926999
(State of other Jurisdiction                            (IRS Employer ID No.)
        of Incorporation)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA                         52317
(Address of Principal Executive Offices)                      (Zip Code)


              Registrant's Telephone Number (including area code):
                                  319-626-3600

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated October 23, 2007 with respect to the Company's financial results for the quarter ended September 30, 2007

Item 2.02.   Results of Operations and Financial Condition.

     On October 23, 2007, Heartland Express, Inc. announced its financial results for the quarter ended September 30, 2007. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                              HEARTLAND EXPRESS, INC.

Date: October 23, 2007                        BY:/s/ JOHN P COSAERT
                                              JOHN P. COSAERT
                                              Vice-President
                                              Finance and Treasurer

                                Exhibit No. 99.1

Tuesday, October 23, 2007, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Third Quarter of 2007.

NORTH LIBERTY, IOWA - October 23, 2007 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended September 30, 2007. Operating revenues for the quarter decreased slightly to $146.6 million from $147.1 million in the third quarter of 2006. Operating income for the quarter was negatively impacted by a $4.3 million decrease in gains on disposal of property and equipment. Net income decreased 25.5% to $17.1 million from $23.0 million in the 2006 period. Earnings per share were $0.18 compared to $0.23 for the third quarter of 2006. The Company expects a minimal amount of gains from disposal of property and equipment in the fourth quarter of 2007.

For the nine months ended September 30, 2007, operating revenues increased 3.3% to $439.1 from $425.1 during the same period in 2006. Operating income for the nine month period was negatively impacted by a $7.3 million decrease in gains on disposal of property and equipment. Net income decreased 11.8% to $59.5 million from $67.5 million in the 2006 period. Earnings per share were $0.61 compared with $0.69 for the 2006 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 81.9% and an 11.7% net margin. The Company reported an operating ratio of 80.4% and a 13.6% net margin for the nine months ended September 30, 2007. The Company ended the third quarter with cash, cash equivalents, and short-term investments of $166.9 million, a $164.4 million decrease from the $331.3 million reported on December 31, 2006. The Company's balance sheet continues to be debt-free with total assets of $516.0 million.

During the quarter, Heartland Express declared a cash dividend of $0.02 per share. This dividend in the amount of $1.9 million was paid on October 2, 2007 to shareholders of record at the close of business on September 20, 2007. The Company has paid dividends of $222.7 million over the past seventeen quarters, including a $196.5 million special dividend paid on May 30, 2007. Interest income decreased in the third quarter of 2007 primarily due to the payment of the special dividend. The Company expects interest income in the fourth quarter of 2007 to be slightly more than the amount reported in the third quarter.

The Company repurchased 1.3 million shares of the Company's common stock during the quarter. The Company paid $19.3 million for the shares repurchased. "We believe that the repurchase program is a great investment and demonstrates our confidence in the long-term prospects of Heartland Express.", said Russell Gerdin, the company's chief executive officer.

The average age of the Company's tractor fleet was 1.8 years at September 30, 2007, while the average age of the its trailer fleet was 3.6 years. The Company took delivery of 300 new Wabash trailers during the quarter.

On October 11, 2007, Forbes magazine named Heartland Express one of the "Best 200 Small Companies in America." The Company has been recognized sixteen times during its twenty one years as a public company, and has made the list the past six consecutive years. In addition, the Company earned the Logistics Management "Quest for Quality" award for the fifth consecutive year by achieving the highest ranking for dry freight carriers.

In mid-July, the Company moved to its new corporate headquarters in North Liberty, Iowa. The new headquarters and shop facility are designed to increase efficiency and will accommodate our growth well into the future.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.



                        Contact: Heartland Express, Inc.
                             Mike Gerdin, President
                      John Cosaert, Chief Financial Officer
                                  319-626-3600

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                 Three months ended            Nine months ended
                                                    September 30,                September 30,

                                                2007           2006           2007           2006

OPERATING REVENUE                           $146,574,527   $147,057,490   $439,106,979   $425,115,417
                                            ------------   ------------   ------------   ------------

OPERATING EXPENSES:

  Salaries, wages, benefits                 $ 48,095,554   $ 47,925,921   $147,059,870   $140,337,273

  Rent and purchased transportation            5,252,239      6,093,688     16,117,409     19,065,664

  Fuel                                        40,746,953     38,971,251    117,257,161    109,721,660

  Operations and maintenance                   3,253,233      3,324,149      9,956,593      9,629,849

  Operating taxes and licenses                 2,551,510      2,259,227      7,170,128      6,530,121

  Insurance and claims                         2,826,087      2,620,921     14,103,817     11,543,703

  Communications and utilities                   995,708        912,515      2,864,650      2,807,947

  Depreciation                                12,365,139     12,446,339     35,945,848     33,805,611

  Other operating expenses                     4,472,108      4,757,332     13,036,265     13,113,338

  Gain on disposal of property & equipment      (493,197)    (4,788,227)   (10,271,348)   (17,571,767)
                                            ------------   ------------   ------------   ------------
                                             120,065,334    114,523,116    353,240,393    328,983,399
                                            ------------   ------------   ------------   ------------
           Operating income                   26,509,193     32,534,374     85,866,586     96,132,018

  Interest income                              1,741,202      3,141,022      7,962,969      8,553,942
                                            ------------   ------------   ------------   ------------
  Income before income taxes                  28,250,395     35,675,396     93,829,555    104,685,960

  Federal and state income taxes              11,105,619     12,664,766     34,290,332     37,163,518
                                            ------------   ------------   ------------   ------------
  Net income                                $ 17,144,776   $ 23,010,630   $ 59,539,223   $ 67,522,442
                                            ============   ============   ============   ============
  Earnings per share                        $       0.18   $       0.23   $       0.61   $       0.69
                                            ============   ============   ============   ============
  Weighted average shares
  outstanding                                 97,498,975     98,330,636     97,998,160     98,395,579
                                            ============   ============   ============   ============
  Dividends declared per share              $      0.020   $      0.020   $      2.065   $      0.055
                                            ============   ============   ============   ============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


ASSETS
                                            September 30,    December 31,
                                                2007            2006
                                            ------------   -------------
                                            (unaudited)
CURRENT ASSETS
  Cash and cash equivalents                 $  5,369,305   $  8,458,882
  Short-term investments                     161,572,944    322,829,306
  Trade receivables                           49,159,158     43,499,482
  Prepaid tires                                5,236,026      5,075,566
  Other prepaid expenses                       4,030,127      1,635,077
  Income taxes receivable                        397,927             --
  Deferred income taxes                       29,585,000     29,177,000
                                            ------------   ------------
        Total current assets                $255,350,487   $410,675,313
                                            ------------   ------------

PROPERTY AND EQUIPMENT                      $370,231,778   $344,323,852
  Less accumulated depreciation              120,167,508     96,293,111
                                            ------------   ------------
                                            $250,064,270   $248,030,741
                                            ------------   ------------
OTHER ASSETS                                $ 10,542,286   $ 10,363,658
                                            ------------   ------------
                                            $515,957,043   $669,069,712
                                            ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable & accrued liabilities    $ 17,876,958   $ 15,075,647
  Compensation & benefits                     14,849,451     15,028,378
  Income taxes payable                                --     21,418,610
  Insurance accruals                          59,433,331     56,651,853
  Other accruals                               7,913,602      8,248,415
                                            ------------   ------------
        Total current liabilities           $100,073,342   $116,422,903
                                            ------------   ------------
LONG-TERM LIABILITIES
  Income taxes payable                      $ 36,945,099   $         --
  Deferred income taxes                       50,773,000     57,623,000
                                            ------------   ------------
                                            $ 87,718,099   $ 57,623,000
                                            ------------   ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Capital stock: common, $.01 par value;
  authorized 395,000,000 shares; issued and
  outstanding 96,956,833 in 2007 and
  98,251,889 in 2006                        $    969,569   $    982,519
  Additional paid-in capital                     438,701        376,029
  Retained earnings                          326,757,332    493,665,261
                                            ------------   ------------
                                            $328,165,602   $495,023,809
                                            ------------   ------------
                                            $515,957,043   $669,069,712
                                            ============   ============

END OF REPORT